United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2007 (February 20, 2007)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 20, 2007, ePlus inc. (the “Company”) received a staff determination letter from the staff of the Nasdaq indicating that the Company’s failure to file its Form 10-Q for the quarter ended December 31, 2006, as required by Nasdaq Marketplace Rule 4310(c)(14), could serve as an additional basis for the delisting of the Company’s stock from the Nasdaq Global Market.

As previously reported, the Company’s securities will continue to be listed on the Nasdaq Global Market during the review of the Nasdaq Listing and Hearings Review Council (“Listing Council”). The Listing Council issued a stay of delisting on January 11, 2007, pending review by the Listing Council of the Nasdaq Listing and Qualification Panel’s decision to delist and suspend trading of the Company’s securities on the Nasdaq Global Market.

Item 7.01  Regulation FD Disclosure

The Company has been diligently working to resolve issues related to accounting for stock options granted since its initial public offering in 1996, which is the sole reason underlying its delay in filing its annual and quarterly reports. In this regard, the Company has been reviewing accounting guidance regarding stock option grants recently published by the accounting staff of the SEC, and has not yet determined the amount of such charges or the resulting tax and accounting impact. The Company’s determination of the amount of such stock-based compensation expense is being finalized and is being reviewed by its independent auditors. The Company plans to file its Annual Report on Form 10-K for the year ended March 31, 2006 and its Forms 10-Q for the quarters ended June 30, 2006, September 30, 2006 and December 31, 2006 as soon as practicable after the resolution of the previously disclosed matters.

A copy of the Company’s press release issued on February 26, 2007, relating to the foregoing, is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)Not applicable.

(b) Not applicable.

(c) Exhibits

99.1 Press Release dated February 26, 2007 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: February 26, 2007	Chief Financial Officer

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